Exhibit 24.1

SUNOCO PARTNERS LLC

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that:

1.	each of the undersigned individuals, in their capacity as a director or officer, or both, as hereinafter set forth below their signature, of SUNOCO PARTNERS LLC, a Pennsylvania limited liability company as the general partner of Sunoco Logistics Partners L.P. (the “Company”), does hereby constitute and appoint NEAL E. MURPHY his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead in his or her respective capacity as a director or officer, or both, of the Company, as hereinafter set forth opposite his or her signature, to sign and to file the Sunoco Logistics Partners L.P. Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2008, and any and all amendments, with all exhibits, thereto and any and all other documents or instruments necessary or incidental in connection therewith; and

2.	the undersigned Company does hereby constitute and appoint NEAL E. MURPHY its true and lawful attorney-in-fact and agent for it and in its name and on its behalf to sign and to file said Form 10-K and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith.

Said attorney-in-fact shall have full power of substitution and re-substitution, and said attorney-in-fact or any substitute appointed by him hereunder shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys or any of them or of any such substitute pursuant hereto.

This Power of Attorney may be executed in one or more counterparts, each of which shall be an original and all of which, taken together, shall constitute but one and the same document.

[COUNTERPART SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this instrument, all as of the 24th day of February 2009.

/S/ DEBORAH M. FRETZ Deborah M. Fretz	President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ CYNTHIA A. ARCHER Cynthia A. Archer	Director

/S/ L. WILSON BERRY, JR. L. Wilson Berry, Jr.	Director

/S/ STEPHEN L. CROPPER Stephen L. Cropper	Director

/S/ TERENCE P. DELANEY Terence P. Delaney	Director

/S/ LYNN L. ELSENHANS Lynn L. Elsenhans	Director

/S/ BRUCE G. FISCHER Bruce G. Fischer	Director

/S/ PHILIP L. FREDERICKSON Philip L. Frederickson	Director

/S/ MICHAEL D. GALTMAN Michael D. Galtman	Controller (Principal Accounting Officer)

ATTEST:

/S/ BRUCE D. DAVIS, JR.
Bruce D. Davis, Jr. Vice President, General Counsel and Secretary